77C: Submission of Matters to a Vote of Security Holders

A meeting of shareholders of Credit Suisse Asset Management Income Fund, Inc. was held in the offices of Credit Suisse Asset Management, LLC on April 26, 2013; at this meeting the shareholders were asked to vote on the election of three directors and approval to amend or eliminate certain fundamental investment restrictions. The meeting was subsequently adjourned to May 9, 2013. The results of the votes tabulated at the meeting are reported below.

           To elect three Directors to the Board of Directors:

   NOMINEE			"FOR" NOMINEE		WITHHELD
   Enrique R. Arzac		27,494,384		2,043,873
   Terry F. Bovarnick		27,684,838		1,853,419
   John G. Popp			27,649,065		1,889,192

	To amend the fundamental investment restriction regarding diversification.

			   Shares

For			20,857,167
Against			 2,976,987
Abstain			 1,060,942
Broker Non-votes	 4,643,162

	To amend the fundamental investment restriction regarding borrowing.

			   Shares

For			20,114,456
Against			 3,668,402
Abstain			 1,112,236
Broker Non-votes	 4,643,162

	To amend the fundamental investment restriction regarding investing in commodities.

			   Shares

For			20,200,171
Against			 3,618,893
Abstain			 1,076,030
Broker Non-votes	 4,643,162


	To amend the fundamental investment restriction regarding lending.

			   Shares

For			20,221,186
Against			 3,557,483
Abstain			 1,116,425
Broker Non-votes	 4,643,162

	To amend the fundamental investment restriction regarding investing in real estate.

			   Shares

For			20,775,391
Against			 3,046,698
Abstain			 1,073,006
Broker Non-votes	 4,643,162

  	To amend the fundamental investment restriction regarding concentration.

			   Shares

For			20,223,512
Against			 3,527,346
Abstain			 1,144,237
Broker Non-votes	 4,643,162

	To amend the fundamental investment restriction regarding the issuance of senior securities.

			   Shares

For			20,288,414
Against			 3,422,794
Abstain			 1,183,884
Broker Non-votes	 4,643,162

	To eliminate the fundamental investment restriction regarding investing in other investment companies.

			   Shares

For			20,385,865
Against			 3,394,231
Abstain			 1,114,998
Broker Non-votes	 4,643,162

	To eliminate the fundamental investment restriction regarding purchasing securities on margin.

			   Shares

For			19,862,539
Against			 3,936,991
Abstain			 1,095,563
Broker Non-votes	 4,643,162



	To eliminate the fundamental investment restriction regarding short sales.

			   Shares

For			20,154,522
Against			 3,609,996
Abstain			 1,130,574
Broker Non-votes	 4,643,162

  	To eliminate the fundamental investment restriction regarding investing for the purpose of exercising control over management of a company.

			   Shares

For			20,559,756
Against			 3,133,025
Abstain			 1,202,313
Broker Non-votes	 4,643,162

	To eliminate the fundamental investment restriction regarding investing in restricted securities.

			   Shares

For			20,011,656
Against			 3,695,228
Abstain			 1,188,208
Broker Non-votes	 4,643,162

  	To eliminate the fundamental investment restriction regarding investing in interests in oil, gas or other mineral exploration development programs.


			   Shares

For			20,834,022
Against			 2,945,770
Abstain			 1,115,305
Broker Non-votes	 4,643,162

	To eliminate the fundamental investment restriction regarding investing in securities denominated in a foreign currency.

			   Shares

For			20,828,714
Against			 2,892,262
Abstain			 1,174,118
Broker Non-votes	 4,643,162


	To eliminate the fundamental investment restriction regarding investing in non-dividend paying equity securities.

			   Shares

For			19,954,158
Against			 3,807,904
Abstain			 1,133,030
Broker Non-votes	 4,643,162